Sub-Item 77I: Terms of New Securities
Effective November 30, 2007, the Specialty Funds commenced offering Class R and Class IR Shares. The terms of Class R and Class IR Shares are described in Post-Effective Amendment No. 174 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 30, 2007 (Accession No. 0000950123-07-016179). Amendment No. 47 to the Trust's Agreement and Declaration of Trust, dated November 8, 2007, which established Class R and Class IR shares, is incorporated herein by reference to Exhibit (a)(48) to Post-Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123-07-015968).

Effective November 30, 2007, the Asset Allocation Portfolios commenced offering Class R and Class IR Shares. The terms of Class R and Class IR Shares are described in Post-Effective Amendment No. 174 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 30, 2007 (Accession No. 0000950123-07-016179). Amendment No. 47 to the Trust's Agreement and Declaration of Trust, dated November 8, 2007, which established Class R and Class IR shares, is incorporated herein by reference to Exhibit (a)(48) to Post-Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123-07-015968).